UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

As an investor in this security, you have	Ways to Vote
the right to vote on important issues.
Make your voice heard now!	Go to ProxyVote.com
Vote Common Shares by: May 26, 2020	Call 1-800-690-6903
Vote Plan Shares by: May 21, 2020

Control Number: 0123456789012345

This email represents the following share(s):

CHEVRON CORPORATION COMMON	123,456,789,012.00000
CHEVRON ENERGY NOMINEE PLAN	123,456,789,012.00000
CHEVRON EQUITY PLAN	123,456,789,012.00000
CABGOC RETIREMENT SAVINGS PLAN	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000

Dear Chevron Stockholder,

Chevron Corporation’s 2020 Annual Meeting of Stockholders will be held at Chevron Park Auditorium, 6001 Bollinger Road, San Ramon, California on Wednesday, May 27, 2020. In light of the emerging public health concerns of the COVID-19 (Coronavirus) outbreak, the Company may hold its Annual Meeting via remote telephonic or electronic (“Virtual”) access in lieu of an in-person meeting in San Ramon, CA. The Company would announce a decision to hold a Virtual Annual Meeting in a press release available at www.chevron.com as soon as practicable prior to the Annual Meeting. In that event, the 2020 Annual Meeting of Stockholders would be held in a Virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders could participate, submit questions, vote, and examine our stocklist at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2020 and using their 16-digit control number, but only if the meeting is held in a Virtual format.

You are receiving the Notice of the 2020 Annual Meeting, the 2020 Proxy Statement, the 2019 Annual Report, and the proxy voting instructions electronically because:

(1) you have consented to receive Chevron communications and to vote by proxy through the Internet, or

(2) you are a Chevron employee and hold Chevron common stock through an employee stock or retirement benefit plan and have a company issued e-mail account.

This e-mail notification contains information specific to your holdings and voting instructions. This e-mail may not represent all of your Chevron shares. If you have shares in multiple accounts and depending on how and where they are set up, you may receive multiple e-mails representing your various accounts. Each e-mail will include a separate control number for confidential voting. You should vote each account whether or not you plan to attend the Annual Meeting.

Stockholders may vote electronically until 11:59 p.m. (ET) on Tuesday, May 26, 2020. However if you are an employee of Chevron Corporation and hold Chevron common stock through an employee stock or retirement benefit plan, you must vote any shares held in a plan by 11:59 p.m. (ET) on Thursday, May 21, 2020, or such other date as determined by the plan fiduciary or trustee.

To cancel or change your electronic delivery profile, please go to http://www.icsdelivery.com/cvx

While there are no charges for this voting service, you may incur costs associated with electronic access, such as charges from Internet access providers and phone companies.

Important
Materials:

Proxy Statement

Annual Report

For holders as of March 30, 2020

Why Should I Vote?
Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares.

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